Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GELTOLOGY INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MARCH, A.D. 2010, AT 10:13 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4803283 8100

AUTHENTICATION: 7891429

100310586

DATE: 03-25-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

GELTOLOGY INC.

Geltology Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:          The name of the Corporation is Geltology Inc.

SECOND:     This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on March 24, 2010 (the “Certificate of Incorporation”).

THIRD:         Article numbered SIXTH is hereby added to the Certificate of Amendment in its entirety with the following:

SIXTH

The Board of Directors of the Corporation is authorized and empowered in its discretion to adopt, amend or repeal the by-laws of the Corporation.

FOURTH:     This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the. General Corporation Law of the State of Delaware.

FIFTH:          This Certificate of Amendment shall be effective as of 6:01 p.m. EST on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 6th day of July, 2012.

GELTOLOGY INC.

By:	/s/ Yehuda Szender
Yehuda Szender
President & Director

/s/ Ryan Goldstein
Ryan Goldstein
Secretary & Director

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:45 PM 07/06/2012
FILED 05:45 PM 07/06/2012
SRV 120813500 - 4803283 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

GELTOLOGY INC.

Geltology Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

"The total number of shares of common stock which the Corporation is authorized to issue is 200,000,000, at a par value of $0.0001 per share ("Common Stock").

Upon the filing and effectiveness (the "Effective Time") pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each eight (8) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall have their stock received rounded up to the next whole share in lieu of fractional shares.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The Effective Time of the amendments herein certified shall be July 12, 2013.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 28th day of June, 2013.

By:	/s/ Yongjun Zeng

Name: Yongjun Zeng
Title: Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

GELTOLOGY INC.

Geltology Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“The name of this Corporation is General Agriculture Corporation.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 12th day of July, 2013.

By:	/s/ Yongjun Zeng
	Name:	Yongjun Zeng
	Title:	Secretary